UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 1, 2006

CLARK, INC.
(Exact Name of Registrant as Specified in its Charter)
Delaware	001-31256	52-2103926
(State or other jurisdiction of incorporation)	(Commission file number)	( I.R.S. employer identification no.)
102 South Wynstone Park Drive North Barrington, Illinois		60010
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (847) 304-5800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d) On February 1, 2006, Clark, Inc. (the “Company”) appointed James M. Benson to its Board of Directors. Mr. Benson fills a recently created Class III Board seat. Mr. Benson will be eligible for re-election as a Class III director at the Company’s 2007 Annual Meeting of Stockholders.

The Board of Directors does not plan to appoint Mr. Benson to serve on any committees of the Board of Directors.

Mr. Benson, 59, currently serves as President and Chief Executive Officer of Clark Benson, LLC (“Clark Benson”), a recently formed subsidiary of Clark Consulting, Inc. Previously, he served as President and Chief Executive Officer of John Hancock Life Insurance Company, a division of Manulife Financial. He also served as President of MetLife’s Individual Business enterprise, as well as Chairman, President and Chief Executive Officer of Boston-based New England Financial and GenAmerica Financial Corporation, both MetLife affiliates. Mr. Benson holds a B.A. from the University of Illinois and an M.B.A. from the University of Southern California.

As previously disclosed, Clark Benson entered into an Executive Employment Agreement dated as of January 26, 2006 with Mr. Benson pursuant to which Mr. Benson agreed to serve as the President and Chief Executive Officer of Clark Benson. Winsor Way Associates, Inc., which is owned by Mr. Benson, currently holds 25% of the outstanding equity interests in Clark Benson. Further description of Mr. Benson’s employment agreement and the Clark Benson transaction is incorporated by reference from Item 1.01 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 27, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLARK, INC.

Date: February 7, 2006	By: /s/ Jeffrey W. Lemajeur
Jeffrey W. Lemajeur
Chief Financial Officer